EMPLOYMENT CONTRACT

Pacific Link Internet, Inc., a California corporation, doing business as Global Pacific Internet, located at 770 The City Drive South, Suite 3400, Orange, California 992868, hereinafter referred to as Employer, and Dennis Shen, whose address is 9 Red Coast Place, Irvine California 92802.

                  ARTICLE 1. TERM OF EMPLOYMENT
                         Specified Period

Section 1.01 Employer hereby employs Employee and Employee hereby accepts employment with Employer for period of Five (5) years, beginning on January 1, 1998 and terminating on December 31, 2003.

                        Automatic Renewal

Section 1.02. This agreement shall be renewed automatically for Four (4) additional consecutive terms of One (1) year each, unless either party gives notice to the other at least Ninety (90) days prior to the expiration of any term of its intention not to renew.

                     Employment Term Defined

Section 1.03. As used herein, the phrase employment term refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Employee.

          ARTICLE 2. DUTIES AND OBLIGATIONS OF EMPLOYEE
                          General Duties

Section 2.01. Employee shall serve as the President of Employer. In his capacity as Vice President, Employee shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of Employer, subject at all times to the policies set by Employer's Board of Directors, and to the consent of the Board when required by the terms of this agreement.

         Matters Requiring Consent of Board of Directors

Section 2.02. Employee shall not, without specific approval of Employer's Board of Directors, do or contract to do any of the following:
(1) Borrow on behalf of Employer;
(2) Continue to service any customer of Employer which has an outstanding indebtedness to Employer in excess of $5,000.00;

                 Devotion to Employer's Business

Section 2.03. Unless agreed to in writing by Employer, (a) Employee shall devote his entire productive time, ability, and attention to the business of Employer during the term of this contract.
(b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors.
(c) This agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this agreement. However, Employee shall not directly or indirectly acquire, hold or retain any interest in excess of Five (5%) per cent in any business directly competing with the business of Employer.

                Uniqueness of Employee's Services

Section 2.04. Employee hereby represents and agrees that the services to be performed under the terms of this agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressively agrees that Employer, in addition to any other rights or remedies that Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this agreement by Employee.

          Indemnification for Negligence or Misconduct.

Section 2.05. Employee and Employer shall mutually indemnify and hold each other harmless from all liability for loss, damage, or injury to persons or property resulting from any breach of this agreement by the other.

                          Trade Secrets

Section 2.06. (a) The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operation and processes of Employer, including without limitation, financial, personnel, sales, scientific, and other information that is owned by or proprietary to Employer and regularly used in the operation of Employer's business, and that such information constitutes Employ trade secrets.
(b) Employee specifically agrees that he shall not misuses, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of the agreement or at any other time thereafter, except as is required in the course of his employment hereunder.
(c) Employee acknowledges and agrees that the sale or unauthorized use or disclose of any Employer's trade secrets obtained by Employee during the course of his employment under this agreement, including information concerning Employer's current or any future and proposed work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof (Proprietary Information), constitute unfair competition utilizing Employer's Proprietary Information, during the term of this agreement or after termination hereof for a period of One (1) year after such termination.
(d) Employee further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to Employer's business, whether prepared by Employee or others, are and shall remain exclusively the property of Employer and that they shall be removed from the premises or Employer only with the express prior written consent of Employer's Board of Directors.

                ARTICLE 3. OBLIGATIONS OF EMPLOYER

Section 3.01 Employer shall provide Employee with office facilities, parking privileges, office equipment, supplies and other facilities and services, suitable to Employee's position and adequate for the performance of his duties.

              Indemnification of Losses of Employees

Section 3.01 Employer shall indemnify Employee for all losses sustained by Employee in direct consequence of the discharge of his duties on Employers behalf.

               ARTICLE 4. COMPENSATION OF EMPLOYEE
                          Annual Salary

Section 4.01 (a) As compensation for the services to be performed hereunder, Employee shall receive a guaranteed salary at the rate of Fifty Thousand ($50,000.00) dollars per annum, payable in equal monthly installments of Four Thousand One Hundred Sixty Seven ($4,167.00) dollars during the employment term. Said salary shall be reviewed and renegotiated every three (3) months with the Directors of Employer. In the event Employer's financial condition is such that it does not have the funds necessary to pay Employee his monthly installments for a period of two (2) consecutive months, Employer may, by action of its board of directors, reduce Employee's salary by 50%, until such time as Employer's financial condition improves. Employer shall, at the request of Employer on a "best efforts" basis.

                         Tax Withholding

Section 4.02. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes no applicable or that may be enacted and become applicable in the future.

                  ARTICLE 5. EMPLOYEE INCENTIVES

 Obligation to Sell and Right of Repurchase of Stock in Employer

Section 5.01. Employee is currently owner of Three Thousand Five Hundred Share (3,500) of Common Stock of Employer. Employee agrees that the ownership of the Common Stock is not conditioned upon Employee's continued employment by Employer. In the event Employee's employment shall terminate, Employee shall within Thirty (30) days after any such termination, sell transfer and convey all his rights title and interest in any such owned Common Stock to Employer. Employer shall pay Employee, as consideration for such stock, an amount equal to the sum of the following: (i) $25.00 per share, and (ii) the pro rata share of the Employer's profit to data, if any, as calculated per it's federal corporation tax return (form 1120S), from the commencement data of employment through such termination, minus any therefore distributions of profit made by Employer to Employee.

                  ARTICLE 6. EMPLOYEE BENEFITS

                         Annual Vacation

Section 6.01. Employee shall be entitled to three (3) weeks vacation each year, and those business days which fall between Christmas and New Year's day, without loss of compensation. Employee may be absent from his employment for vacation only at such times as Employer's Board of Directors shall determine from time to time. In the event that Employee is unable for any reason to take the total amount of vacation days authorized herein during and year, she shall be entitled to use such untaken vacations days in the next year of employment.

                   ARTICLE 7 BUSINESS EXPENSES
                        Use of Credit Card

Section 7.02. (a)     Employer shall promptly reimburse Employee for all other
reasonable business expenses incurred by Employee in connection with the business of Employer.
     (b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a roper deduction on the federal and state income tax return of Employer.
     (c) Each such expenditure shall be reimbursable only if Employee furnishes to Employer adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

Notwithstanding the forgoing, Employee shall not incur expenses in excess of Five Hundred ($500.00) dollars, excluding expenses incurred in connection with travel outside of the metropolitan Los Angeles area, without obtaining the prior consent of Employer, which consent shall not be unreasonably withheld or delayed.

                 Repayment of Disallowed Expenses

Section 7.03. In the event that any expenses paid for Employee or any reimbursement of expenses paid to Employee shall, on audit or other examination of Employer's income tax returns, be determined not to be allowed deductions from Employer's gross income because of Employee's misrepresentation or characterization of such expenses, and in further event that this determination shall be acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Employee shall repay to Employer the full amount of the disallowed expenses.

              ARTICLE 8. TERMINATION OF EMPLOYMENT
                      Termination for Cause

Section 8.01. (a)     Employer reserves the right to terminate this agreement
if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement; or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.
     (b) Employer may at its option terminate this agreement for the reasons stated in this section by giving written notice of termination to Employee without prejudice to any other remedy to which employer maybe entitled either at law, in equity, or under this agreement. Not withstanding the foregoing, as a condition precedent to such termination, Employer shall have provided Employee with written notice of his breach, setting forth in detail the cause thereof, and providing Employee with an opportunity to respond to such claim.
     (c) The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of relevant facts.
     (d) Termination under this section shall be considered "for cause" for the purposes of this agreement.

                     Termination by Employee

Section 8.02 Employee may terminate his obligations under this agreement by giving Employer at least Thirty (30) days notice in advance. In the event Employee shall terminate his obligations hereunder, Employee shall not be entitled to any payment of unpaid annual salary from Employer.

                  ARTICLE 9. GENERAL PROVISIONS

                             Notices

Section 9.01 Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices deliver personally shall be deemed communicated as of the date of actual receipt; mailed notice shall be deemed, communicated as of the date of mailing.

                           Arbitration

Section 9.02 (a)    Any controversy between Employer and Employee involving
the construction or application of any of the terms, provision, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

     (b) Employer and Employee shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall bed final and conclusive upon both parties.

     (c) The cost of arbitration shall be borne by the losing party or in such proportions the arbitrators decide.

                    Attorney's Fees and Costs

     Section 9.03. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursement in addition to any other relief to which that party may be entitled, This provision shall be construed as applicable to entire agreement.

                             Consents

     Section 9.04. Employer agrees that all consents required of it hereunder shall neither be unreasonably withheld nor delayed.

                         Entire Agreement

     Section 9.05. This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodies herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

                          Modifications

     Section 9.06. Any modification of this agreement will be effective only if it is writing and signed by the party to be charged.

                       Effective of Waiver
     Section 9.07. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

                        Partial Invalidity

     Section 9.08. If any provision in this agreement is held by a court of competent jurisdiction to be valid, void, or unenforceable, the remaining provision shall nevertheless continue in full force without being impaired or invalidated in any way.

                       Facsimile Signatures

     Section 9.09 Any signed copy of this agreement or of any other document or agreement referred to herein, or copy or counterpart thereof, delivered by facsimile transmission, shall for all purposes be treated as if it were delivered containing an original manual signature of the party whose signatures appears in the facsimile, and shall be binding upon such party in the same manner as though an originally signed copy had been delivered.

                     Law Governing Agreement

     Section 9.10. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     Executed on __________, 1997, at Orange, California.


Employer:
Pacific Link Internet, Inc., a California corporation

by: /s/ Jack Tortorice
        --------------
        Jack Tortorice
its:    CEO

Employee:


/s/ Dennis Shen
- -------------
    Dennis Shen

             AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement is dated as of the 1st day of January 1999, by and between Dennis Shen (Employee) and Pacific Link Internet, Inc., a California corporation doing business as Global Pacific Internet (Employer).

     The parties hereby agree to amend that certain Employment Agreement dated as of _______, 1997 (the "Employment Agreement"), as set forth below:

     Section 4.01 (a) of the Agreement is hereby amended to provided for a guaranteed salary of $70,000 per year.

     Article 6 is hereby amended by adding the following Section 6.02.

                              "Car Allowance

          Section 6.02 Employee shall be entitled to a car allowance of $500 per month during the term of this Agreement. In this regard Employee shall be responsible for the payment of all expenses relating to the use of such car."

     Excepted as expressly provided herein, this Agreement shall not alter, amend, or otherwise modify the terms and provisions of the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date fires above written.


Employee                                  Employer


/s/ Dennis Shen			  By: /s/ Jack Tortorice
- -------------                           --------------
    Dennis Shen                   Name:   Jack Tortorice
                                  Its:    CEO




             AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement is dated as of the 1st day of January 1999, by and between Jack Tortorice (Employee) and Pacific Link Internet, Inc., a California corporation doing business as Global Pacific Internet (Employer).

     The parties hereby agree to amend that certain Employment Agreement dated as of _______, 1997 (the "Employment Agreement"), as set forth below:

1. Section 4.01 (a) of the Agreement is hereby amended to provided for a guaranteed salary of $98,000 per year.

2.     Article 6 is hereby amended by adding the following Section 6.02.

                              "Car Allowance

          Section 6.02 Employee shall be entitled to a car allowance of $500 per month during the term of this Agreement. In this regard Employee shall be responsible for the payment of all expenses relating to the use of such car."

3. Excepted as expressly provided herein, this Agreement shall not alter, amend, or otherwise modify the terms and provisions of the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date fires above written.


Employee                                  Employer


/s/ Jack Tortorice		  By: /s/ Dennis Shen
- ----------------                        -----------
    Jack Tortorice                Name:   Dennis Shen
                                  Its:    President